Exhibit 99.1

PRESS RELEASE
US MEDIA CONTACT:
Mary Ellen Ynes
A&R Edelman
650-762-2849
mynes@ar-edelman.com
FOR RELEASE July 31, 2007
Intervoice Secures Multi-million Dollar Contract with African Wireless Service Provider for Media Exchange Enhanced Services Platform
Flexibility, Scalability, and IMS-readiness Continue to be Key Market Differentiators
DALLAS, July 31, 2007 —Intervoice, Inc. (Nasdaq: INTV) today announced that as a direct result of joint sales efforts with a leading European network equipment provider it has secured a multi-million dollar contract with a large East African wireless service provider for its award-winning Media Exchange enhanced services platform. The initial order includes Voicemail for more than two million subscribers and Abandoned Call Alert while providing the capability to support multiple future applications including Missed Call Alert and VoiceSMS. The value of the new contract is currently estimated to be worth $4.2 million. Citing competitive issues, the client and network equipment provider requested anonymity in this announcement.
“Intervoice is very pleased and honored to have been selected by this important African operator for their next generation IP messaging requirements. Furthermore we greatly value our relationship with this network equipment provider that was so instrumental in helping us secure this new service provider contract,” said Jim Milton, Chief Operating Officer, Intervoice. “We have now secured orders for Media Exchange in Europe, Middle East, Africa, Asia Pacific and Latin America. This latest order is further proof that Media Exchange is gaining traction in the global marketplace.”
Intervoice Media Exchange is an open-standards IP-based, IMS-ready system that can function in either a SIP or TDM or mixed network environment. As a multimedia communications platform, it incorporates industry-leading technology and uses a fully programmable intelligent switch that allows instantaneous routing of customer calls, a unique function that provides a seamless migration from legacy voicemail systems to the new Media Exchange platform. The flexibility of Intervoice Media Exchange allows service providers to offer customers high levels of personalization, video, web and WAP access— all from a single subscriber account. Customers have easy access to these new services from landlines, mobile phones or the web. These applications and multiple access points allow providers to attract new subscribers, increase usage by current subscribers, and enhance customer satisfaction.

Intervoice recognizes that service providers have specific reporting needs to enable them to understand how services are being used and how they can be improved upon. The flexibility of Media Exchange’s centralized reporting and analysis tool collects, aggregates, and generates call transaction data, traffic statistics, resource usage, and customer activity. By analyzing this data, service providers can benefit from improved system efficiency, enhanced customer satisfaction, and increased bottom-line profit.
Intervoice said it is not unusual for the Company to receive large contracts. This contract or any large contract is not necessarily indicative of the Company’s revenues or earnings for any fiscal quarter or fiscal year. Intervoice may realize an immaterial amount of revenue during its current fiscal quarter which will end on August 31, 2007, and anticipates recognizing most of the revenue on this contract during the remainder of its fiscal year ending February 29, 2008.
About Intervoice
Intervoice is a world leader in unified communications, providing scalable, switch-independent software and professional services that power standards-based voice portals, multi-channel IP contact centers, and next-generation mobile-enhanced services. Since 1983, Intervoice solutions have been used by many of the world’s leading banks, communications companies, healthcare institutions, utilities and government entities. With more than 5,000 customers in 75 countries, Intervoice helps enterprises and network operators stay competitive by offering their customers best-in-class services. The Intervoice Media Exchange platform, IP contact center software, IMS-enabled messaging products, and custom-built and packaged applications are available on-premise and, selectively, as managed or hosted services by Intervoice. For more information, visit www.intervoice.com.
Forward-Looking Statements
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward-looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.
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